Exhibit 99.1

Media Relations:	Investor Relations:
Chris Faust	Brett Maas
FastLane Communications	Hayden IR
973-582-3498	646-536-7331
cfaust@fast-lane.net	brett@haydenir.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation Reports Fiscal 2010
Second Quarter Financial Results

— Company Confirms Nine Promoter Agreements To Date for MarketPlace365™ —

POMPANO BEACH, FL – May 17, 2010 – Onstream Media Corporation (NASDAQ: ONSM), an online service provider of live and on-demand internet video, announced today the financial results for its second quarter of fiscal 2010, the period ended March 31, 2010.

Financial Highlights

•
Revenues were approximately $4.13 million for the second quarter of fiscal 2010, up 1.6% sequentially compared to approximately $4.07 million in the first quarter of fiscal 2010. Revenues for the first six months of fiscal 2010 were $8.2 million compared to $8.8 million for the first six months of last year.

•
DMSP and hosting division revenues were approximately $515,000 for the second quarter of fiscal 2010, representing a 9.3% increase over the second quarter of the prior fiscal year. Those revenues were approximately $1.1 million for the first six months of fiscal 2010, an increase of 22.9% compared to the first six months of the previous fiscal year.

•
Revenues of the Digital Media Services Group, which includes webcasting as well as DMSP and hosting, for the second quarter of fiscal 2010 exceeded those revenues for the same period last fiscal year, and for the fiscal year to date were almost even with the same period last fiscal year.

•
Operating expenses decreased 22.7% to $3.7 million in the second quarter of 2010 compared to $4.8 million in the same period last fiscal year. Those expenses decreased 29.2% to $10.5 million for year-to-date 2010, compared to $14.8 million in the same period last fiscal year.

•	Onstream received additional funding of $1.0 million, $750,000 in the second quarter ended March 31, 2010 and $250,000 in May 2010.

Operational Highlights

•	To date, Onstream has signed nine promoter and ten agent agreements related to its soon to be released MarketPlace365TM platform.
•
Onstream received a letter on April 21, 2010, from The NASDAQ Stock Market (“NASDAQ”) stating that Onstream was in compliance with all applicable requirements for continued listing and that, accordingly, NASDAQ has determined to continue the listing of Onstream's securities on The NASDAQ Capital Market.

•	Onstream launched its high quality, live mobile video streaming service for iPhone and BlackBerry users.
•	BT Conferencing and Onstream’s Infinite Conferencing division expanded their alliance by providing their jointly developed conferencing platform to Infinite’s reservationless client base.
•
Onstream strengthened and expanded its eight-year business relationship with All Mobile Video (AMV), an integrated resource provider of mobile production and satellite services. Onstream has agreed to co-locate facilities in New York City to provide clients and prospects with greater, full-service video production, webcasting and Internet broadcasting solutions, including the use of AMV’s fully equipped Hi-Definition studios, satellite trucks and highly-skilled technical production resources.

Financial Discussion

Revenues for the second quarter of fiscal 2010 were approximately $4.13 million representing a 1.6% sequential increase compared to revenues of approximately $4.07 million in the first quarter of fiscal 2010. Although the current second quarter revenues declined from the comparable prior fiscal year period, Onstream recorded an approximately $114,000, or 8.5%, net increase in webcasting division revenues in the current second quarter over the corresponding period of the prior fiscal year. Onstream also recorded an approximately $44,000, or 9.3%, net increase in DMSP and hosting division revenues in the current second quarter over the corresponding period of the prior fiscal year. This increase in DMSP and hosting division revenues included an approximately $27,000 increase in DMSP “Store and Stream” and “Streaming Publisher” revenues and an approximately $17,000 increase in hosting and bandwidth charges to certain larger DMSP customers serviced by the Smart Encoding division. Accordingly, revenues of the Digital Media Services Group, which includes webcasting as well as DMSP and hosting, for the second quarter of fiscal 2010 exceeded those revenues for the same period last fiscal year.

Total operating expenses for the second quarter of fiscal 2010 were approximately $3.7 million, down 22.7% from the approximately $4.8 million for the second quarter of fiscal 2009. This decrease was primarily due to the $540,000 charge for the write off of deferred acquisition costs that impacted the prior fiscal year second quarter. In addition, depreciation and amortization expense and compensation expense each also decreased by approximately $369,000 and $329,000, respectively, in the three months ended March 31, 2010, as compared to those expenses for the corresponding period of the prior fiscal year. Effective October 1, 2009, a significant portion of our workforce, including all of management, took a 10% payroll reduction, which management expects will be maintained until increased revenue levels result in positive cash flow. This action, as well as payroll cost reduction actions undertaken primarily during February and March 2009, represent anticipated compensation expense reductions of approximately $1.3 million for fiscal 2010, as compared to fiscal 2009, and are the primary reason for the decreased compensation expense for the second quarter of fiscal 2010.

The consolidated net loss for the three months ended March 31, 2010 was approximately $(1.3) million, or $(0.17) loss per share (based on 7.6 million weighted average shares outstanding, after restatement for the 1-for-6 reverse stock split), as compared to a loss of approximately $(1.9) million, or $(0.27) loss per share (based on 7.2 million weighted average shares outstanding, after restatement for the 1-for-6 reverse stock split) for the prior fiscal year second quarter. The $1.3 million net loss included approximately $927,000 of non-cash expenses, resulting in cash used in operations (before changes in current assets and liabilities) of approximately $333,000.

Operating cash flow reported for this quarter, as compared to the first quarter of the fiscal year, was adversely affected by several items. Those items included a $49,000 increase in the accrual for unused vacation time, which did not represent an actual cash outlay by the Company. They also included $66,000 for increased legal fees, $50,000 for increased FICA taxes due to the start of a new calendar year and $46,000 for the costs of our March 25 annual meeting.

Onstream’s cash balance was approximately $710,000 as of March 31, 2010. The Company obtained $750,000 in new financing via subordinated convertible notes during the quarter as well as an additional $250,000 in May, via a subordinated convertible note.

Outlook

Randy Selman, President and Chief Executive Officer of Onstream Media, commented, “Our confidence in our MarketPlace365 platform was reinforced during the quarter, as we signed a number of promoter and agent agreements and began discussions with other potential promoters, partners and resellers for our new platform. It is increasingly clear that MarketPlace365 is being recognized as a compelling offering for virtual trade show producers, publishers and associations. We are increasingly optimistic about the potential of this product offering and believe Marketplace365 will become a growth catalyst for us, starting this year.”

“Based on the industry acceptance we have already received for our MarketPlace365 platform and the pipeline of opportunities we have already in place, as well as the increasing sales of our current products, we are reiterating our expectation of continued sequential revenue growth throughout the remainder of fiscal 2010,” concluded Mr. Selman. “We believe that if we achieve these increased revenues, as well as realize our expectations of decreased costs for the second half of the fiscal year as compared to the first half, we could return to cash flow positive status (from operations, before changes in current assets and liabilities) by the end of the fiscal year.”

Teleconference

Onstream Media will hold a conference call at 4:30 p.m. ET on Tuesday, May 18, 2010, to discuss its fiscal 2010 second quarter financial results for the period ended March 31, 2010. Interested parties may listen to the presentation live online at http://www.visualwebcaster.com/event.asp?id=68852 or by calling 1-888-645-4404 or 201-604-0169. It is recommended to dial in approximately 10 to 15 minutes prior to the scheduled start time. An audio rebroadcast of the conference call will be archived for one year online at http://www.visualwebcaster.com/event.asp?id=68852.

About Onstream Media

Onstream Media Corporation (Nasdaq: ONSM) is a leading online service provider of live and on-demand Internet broadcasting, corporate web communications and virtual marketplace technology. Onstream Media's innovative Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The DMSP provides intelligent delivery and syndication of video advertising, streaming video, mobile streaming and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user-generated content in combination with social networks and online video classifieds, utilizing Onstream Media's patent-pending Auction Video™ technology. The company’s MarketPlace365™ solution enables publishers, associations, trade show promoters and entrepreneurs to rapidly and cost effectively self-deploy their own profitable, online virtual marketplaces.  In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include: AAA, Bonnier Corporation, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, BT Conferencing, eBay and Qwest. For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Tables Follow

ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	March 31, 2010	September 30, 2009
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$710,485	$541,206
Accounts receivable, net of allowance for doubtful accounts of $291,035 and $241,298, respectively	2,856,848	2,189,252
Prepaid expenses	612,805	356,963
Inventories and other current assets	118,200	198,960
Total current assets	4,298,338	3,286,381

PROPERTY AND EQUIPMENT, net	2,911,381	3,083,096
INTANGIBLE ASSETS, net	1,545,935	2,499,150
GOODWILL, net	13,996,948	16,496,948
OTHER NON-CURRENT ASSETS	122,276	118,398

Total assets	$22,874,878	$25,483,973

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,776,935	$2,384,344
Accrued liabilities	1,176,480	1,199,843
Amounts due to directors and officers	257,015	229,908
Deferred revenue	159,014	163,198
Notes and leases payable – current portion, net of discount	1,940,719	1,615,891
Convertible debentures, net of discount	541,651	-
Series A-12 Convertible Preferred stock – redeemable portion, net of discount	-	98,000
Total current liabilities	6,851,814	5,691,184

Notes and leases payable, net of current portion	618,662	505,061
Convertible debentures, net of discount	1,317,585	1,109,583
Total liabilities	8,788,061	7,305,828

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Series A-12 Convertible Preferred stock, par value $.0001 per share, authorized 100,000 shares, -0- and 70,000 issued and outstanding, respectively	-	7
Series A-13 Convertible Preferred stock, par value $.0001 per share, authorized 170,000 shares, 35,000 and -0- issued and outstanding, respectively	3	-
Common stock, par value $.0001 per share; authorized 75,000,000 shares, 7,739,626 and 7,388,783 issued and outstanding, respectively	774	739
Additional paid-in capital	133,825,182	132,299,589
Unamortized discount	(6,747)	(12,000)
Accumulated deficit	(119,732,395)	(114,110,190)
Total stockholders’ equity	14,086,817	18,178,145

Total liabilities and stockholders’ equity	$22,874,878	$25,483,973

All above amounts restated for the effect of a 1-for-6 reverse stock split of the outstanding shares of our common stock, which was effective on April 5, 2010.

ONSTREAM MEDIA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Six Months Ended March 31,		Three Months Ended March 31,
	2010	2009	2010	2009
REVENUE:
DMSP and hosting	$1,067,373	$868,489	$515,148	$471,114
Webcasting	2,873,542	2,913,536	1,463,535	1,349,348
Audio and web conferencing	3,242,522	3,653,021	1,652,561	1,896,052
Network usage	894,637	1,031,935	438,424	490,195
Other	124,733	294,877	64,026	175,952
Total revenue	8,202,807	8,761,858	4,133,694	4,382,661

COSTS OF REVENUE:
DMSP and hosting	487,778	307,298	234,770	152,047
Webcasting	791,914	905,646	465,003	444,352
Audio and web conferencing	994,816	863,486	459,119	433,447
Network usage	382,314	454,976	194,672	220,686
Other	206,081	262,106	102,863	130,103
Total costs of revenue	2,862,903	2,793,512	1,456,427	1,380,635

GROSS MARGIN	5,339, 904	5,968, 346	2,677,267	3,002,026

OPERATING EXPENSES:
General and administrative:
Compensation	4,252,712	4,909,122	2,176,335	2,505,283
Professional fees	918,113	661,754	440,054	263,156
Other	1,111,205	1,209,704	565,912	601,902
Write off deferred acquisition costs	-	540,007	-	540,007
Impairment loss on goodwill and other intangible assets	3,100,000	5,500,000	-	-
Depreciation and amortization	1,116,161	2,011,451	548,800	918,075
Total operating expenses	10,498,191	14,832,038	3,731,101	4,828,423

Loss from operations	(5,158,287)	(8,863,692)	(1,053,834)	(1,826,397)

OTHER EXPENSE, NET:
Interest expense	(537,929)	(262,472)	(302,529)	(123,292)
Other income, net	95,011	33,599	96,199	2,521

Total other expense, net	(442,918)	(228,873)	(206,330)	(120,771)

Net loss	$(5,601,205)	$(9,092,565)	$(1,260,164)	$(1,947,168)

Loss per share – basic and diluted:
Net loss per share	$(0.75)	$(1.27)	$(0.17)	$(0.27)
Weighted average shares of common stock outstanding – basic and diluted	7,512,738	7,176,367	7,596,482	7,227,788

All above amounts restated for the effect of a 1-for-6 reverse stock split of the outstanding shares of our common stock, which was effective on April 5, 2010.